UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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☑	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

FORWARD INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Forward Industries, Inc.

477 Rosemary Avenue

Suite 219

West Palm Beach, Florida 33401

 (561) 465-0030

To The Shareholders of Forward Industries, Inc.:

We are pleased to invite you to attend the 2016 Annual Meeting of the shareholders of Forward Industries, Inc., which will be held at 10:00 a.m. on January 20, 2016 at our corporate headquarters in West Palm Beach, Florida, at the above address, for the following purposes:

1.	To elect members to our Board of Directors;
2.	To ratify the appointment of our independent registered public accounting firm for fiscal year 2016; and
3.	For the transaction of such other matters as may properly come before the Annual Meeting.

Forward’s Board of Directors has fixed the close of business on December 7, 2015 as the record date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on January 20, 2016: This Proxy Statement and Form 10-K are available at: https://www.proxyvote.com

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 9:00 a.m.  Shares can be voted at the meeting only if the holder is present in person or by valid proxy.

For admission to the meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote your shares via the Internet, by phone or by signing and dating the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ Terence Wise
Terence Wise
Chief Executive Officer

Dated: December 18, 2015

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

i

Forward Industries, Inc.

477 Rosemary Avenue

Suite 219

West Palm Beach, Florida 33401

(561) 465-0030

2016 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Why am I receiving these materials?

These proxy materials are being sent to the holders of shares of the voting stock of Forward Industries, Inc., a Delaware corporation, which we refer to as “Forward” or the “Company,” in connection with the solicitation of proxies by our Board of Directors, which we refer to as the “Board,” for use at the 2016 Annual Meeting of Shareholders to be held at 10:00 a.m. on January 20, 2016 at our corporate headquarters at the above address in West Palm Beach, Florida. The proxy materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about December 7, 2015. A copy of our Form 10-K for the year ended September 30, 2015 is being mailed concurrently with this Proxy Statement.

Who is Entitled to Vote?

Our Board has fixed the close of business on December 7, 2015 as the record date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof. On the record date, there were 8,657,975 shares of common stock outstanding. Each share of Forward common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. As of the record date, Forward has issued no preferred stock which is entitled to vote.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with our transfer agent, American Stock Transfer, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by Forward.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the record date. Please see below for instructions on how to vote at the Annual Meeting if your shares are held in street name.

How Do I Vote?

Record Holder

1.	Vote by Internet. The website address for Internet voting is on your proxy card.
2.	Vote by phone. Call 1 (800) 690-6903 and follow the instructions on your proxy card.
3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Annual Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.	Vote by mail. Mark, date, sign and mail promptly the enclosed vote instruction form (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

What Constitutes a Quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are present in person or represented by proxy. Shares owned by Forward are not considered outstanding or considered to be present at the Annual Meeting. Broker non-votes (because there are routine matters presented at the Annual Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if Forward  is unable to obtain a Quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies.

What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” Broker non-votes do not count as a vote “FOR” or “AGAINST” any of the proposals.

If you are the shareholder of record, and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting. If your shares are held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization may generally vote at its discretion on routine matters, but not on non-routine matters. If you sign your vote instruction form but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board on any non-routine matter. See the note below and the following question and answer.

Important Rule Affecting Beneficial Owners Holding Shares In Street Name

Brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

Which Proposals are Considered “Routine” or “Non-Routine”?

Proposal 1 is non-routine and Proposals 2 is routine.

How are abstentions treated?

Abstentions have no effect on the outcome of any matter being voted on.

How Many Votes are Needed for Each Proposal to Pass, is Broker Discretionary Voting Allowed and what is the effect of an abstention?

Proposals	Vote Required	Broker Discretionary Vote Allowed	Effect of Abstentions on the Proposal
(1) To elect the board of directors	Plurality	No	Not applicable
(2) To ratify the appointment of our independent registered public accounting firm for fiscal 2016	Majority of the shares present in person or represented by proxy	Yes	No effect

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to the remaining proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of Forward , by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Forward Industries, Inc., 477 Rosemary Avenue, Suite 219, West Palm Beach, Florida 33401, Attention: Corporate Secretary.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by Forward. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

What Happens if Additional Matters are Presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders, Messrs. Terence Wise and Michael Matte, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold Forward stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary at: Forward Industries, Inc., 477 Rosemary Avenue, Suite 219, West Palm Beach, Florida 33401, (561) 565-0030.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Forward  shareholders with any of the proposals brought before the Annual Meeting.

Can a Shareholder Present a Proposal To Be Considered At the 2017 Annual Meeting?

If you wish to submit a proposal to be considered at the 2017 Annual Meeting (“2017 Meeting”), the following is required:

  For a shareholder proposal to be considered for inclusion in Forward ’s Proxy Statement and proxy card for the 2017 Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, which we refer to as the “Exchange Act,” our Corporate Secretary must receive the written proposal no later than August 20, 2016, which is 120 calendar days prior to the anniversary date Forward’s Proxy Statement was mailed to shareholders in connection with this Annual Meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored materials.

  Our Bylaws include advance notice provisions that require shareholders desiring to recommend or nominate individuals to the Board or who wish to present a proposal at the 2017 Meeting must do so in accordance with the terms of the advance notice provisions. For a shareholder proposal or a nomination that is not intended to be included in Forward ’s Proxy Statement and proxy card under Rule 14a-8, our Corporate Secretary must receive the written proposal no later than 120 calendar days nor more than 150 calendar days prior to the first anniversary of this years Annual Meeting; Provided, however, that in the event that the 2017 Meeting is changed more than 30 days before or after such anniversary date, the proposal must be received no earlier than the close of business on the 120th day prior to the 2017 Meeting and not later than the 90th date prior to the 2017 Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.  If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-8 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. Your notice must contain the specific information set forth in our Bylaws.

  Additionally, you must be a record holder at the time you deliver your notice to the Corporate Secretary and are entitled to vote at the 2017 Meeting.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to Forward Industries, Inc., 77 Rosemary Avenue, Suite 219, West Palm Beach, Florida 33401, Attention: Corporate Secretary.

We reserve the right to amend our Bylaws and any change will apply to the 2017 Meeting unless otherwise specified in the amendment.

Interest of Officers and Directors in Matters to Be Acted Upon

Except in the election to our board of nominees set forth herein, none of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting.

The Board Recommends that Shareholders Vote “For” Proposal Nos. 1 and 2.

PROPOSAL 1. ELECTION OF DIRECTORS

We currently have seven members of our Board, all of whose terms will expire at this Annual Meeting. The Board proposes the election of the following nominees as directors:

N. Scott Fine

Sharon Hrynkow

Howard Morgan

Sangita Shah

Terence Wise

All of the nominees listed above is currently a director of Forward, have been nominated for election this year and have agreed to serve if elected. The five persons who receive the most votes cast will be elected and will serve as directors until the next Annual Meeting. If a nominee becomes unavailable for election before this Annual Meeting, the Board can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card. Furthermore, we may appoint an additional person to our Board before the Annual Meeting. The principal occupation and certain other information about the nominees and our executive officers are set forth on the following pages.

The Board recommends a vote “For” the election of the nominated slate of directors.

DIRECTORS AND EXECUTIVE OFFICERS

The following table represents our Board as of the record date:

Name	Age	Appointed
N. Scott Fine	58	January 2015
Sharon Hrynkow	55	June 2015
Howard Morgan	55	February 2012
Sangita Shah	49	February 2015
Terence Wise	67	February 2012
Michael Luetkemeyer	66	January 2015
Eric Freitag	48	January 2015

Messrs. Luetkemeyer and Freitag are not standing for re-election.

Nominee Biographies

N. Scott Fine.  Since September 14, 2015, Mr. Fine has been the Chief Executive Officer of CTD Holdings, Inc. (“CTD”), a specialty biopharmaceutical manufacturing and marketing company.  Since February 2014, Mr. Fine has also served as a director of CTD.  From 2004 until 2014, Mr. Fine was a principal at Scarsdale Equities, an investment banking firm.  Mr. Fine currently sits on the Board of Directors Kenon Holdings Ltd, a spin-off from Israel Corporation Ltd.  Mr. Fine formerly served as the Vice Chairman and Lead Director of Central European Distribution Corporation (“CEDC”), a multi-billion dollar alcohol and beverage company. Mr. Fine served as a director of CEDC for over a decade, during which time he co-managed its IPO and listing on NASDAQ, and led the CEDC Board’s successful efforts in 2013 to restructure the company through a pre-packaged Chapter 11 process whereby CEDC was acquired by the Russian Standard alcohol group. Mr. Fine was selected as a director for his over 30 years of experience evaluating companies as an investment banker and his experience as a director and board committee member.

Mr. Fine is our Lead Director.

Sharon Hrynkow.  Dr. Sharon Hrynkow was the inaugural President of the Global Virus Network, a coalition of top medical virologists working to stem the spread of viral disease, between Oct. 2012 and Nov. 2015.  She is also the Founder and Managing Partner of Global Health Consulting, LLC, and  Senior Vice President for Medical Affairs of CTD.  Between 2010 and 2012, she was Counselor and Senior Scientist in the Secretary of State’s Office of Science and Technology and Senior Advisor to the Assistant Secretary for Oceans, Environment and Science. Dr. Hrynkow served as a senior executive at the National Institute of Health from 2000 - 2012, primarily as Deputy Director of the John E. Fogarty International Center.  She is an elected Fellow of the Council on Foreign Relations and the American Association for the Advancement of Science.  Dr. Hrynkow was selected as a director for her organizational leadership and management as well as her global networking experience.

Howard Morgan.   Mr. Morgan has been the Managing Director of The Justwise Group Limited (“Justwise”), a company that specializes in the procurement of consumer durable products from Asia and is an established supplier to a list of major U.K. multi-channel retailers, since 1997.   Mr. Morgan was selected as a director as a result of his significant business management and operational skills as well as his knowledge of foreign sourcing and developing products for large multiple organizations.

Sangita Shah.  Ms. Shah currently serves as director and owner of Odyssean Enterprises Limited, a private advisory and investment company, in addition to serving as non-executive chairman of Bilby PLC and as a director of Swindon Town Football Club.  Ms. Shah is also a board advisor to Global Reach Technology, a Fast Track WiFi SME, and a non-executive director for Zypha Technologies Inc. Ms. Shah previously worked in seed/mezzanine financing and strategic investments within the environmental and technology sectors following a number of senior roles held at KPMG and Ernst & Young.  Ms. Shah was selected as a director for her board and accounting experience.

Terence Wise.  Mr. Wise serves as principal and Chairman of Justwise which he founded in 1977. Mr. Wise also serves as a principal of Forward Industries Asia-Pacific Corporation (f/k/a Seaton Global Corporation) (“Forward China”), a buying and supplier agent in the Asia-Pacific region and has significant shareholdings in two furniture manufacturing plants in China.  See the section titled “Related Person Transactions” below.  Mr. Wise was selected as a director for his extensive experience in the Asian markets.

Except for Sharon Hrynkow, all of the directors were director designees of Mr. Wise in connection with a 2014 proxy contest.

Executive Officers

Name	Age	Position	Appointed
Terence Wise	68	Chief Executive Officer	June 2015
Michael Matte	56	Chief Financial Officer	June 2015

See above for Mr. Terence Wise’s biography.

Michael Matte.  From May 2013 until March 2014, Mr. Matte served as the Chief Financial Officer and Chief Accounting Officer of Aspen Group, Inc., an online distance-learning education service in the United States. Mr. Matte also served as an Executive Vice President of Finance and Chief Financial Officer of MeetMe, Inc., a social discovery website, from October 2007 to March 2013.

There are no family relationships between any of the executive officers and directors. Our Bylaws require that each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified. See the section titled “Related Person Transactions”.

Corporate Governance

Board Responsibilities

The Board oversees, counsels, and directs management in the long-term interest of Forward and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Forward. The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The Board and its Committees meet throughout the year and act by written consent from time-to-time as appropriate. The Board delegates various responsibilities and authority to different Board Committees. Committees regularly report on their activities and actions to the Board.

The Board currently has and appoints the members of: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee. Each of the Committees has a written charter which may be accessed through Forward’s website at: http://www.forwardindustries.com/corporate-governance.html.

The following table identifies the independent and non-independent Board nominees and committee members:

Name	Independent	Audit	Compensation	Nominating and Corporate Governance
N. Scott Fine	Yes		Chair	✓
Sharon Hrynkow	Yes	✓
Howard Morgan	Yes	✓		Chair
Sangita Shah	Yes	Chair	✓
Terence Wise	No
Number of Meetings		5	6	9

There were 10 board meetings held in fiscal 2015. All of the directors attended over 75% of the applicable Board and Committee meetings held in fiscal 2015.  The Company does not have a policy regarding Board members attending the annual meeting.

Director Independence

Our Board has determined that N. Scott Fine, Sharon Hrynkow, Howard Morgan and Sangita Shah are independent in accordance with standards under the Nasdaq Listing Rules. Our Board determined that as a result of being employed as an executive officer, Mr. Wise was not independent under the Nasdaq Listing Rules.

Our Board has also determined that N. Scott Fine, Sharon Hrynkow, Howard Morgan and Sangita Shah are independent under the Nasdaq Listing Rules independence standards for Audit Committee members and Compensation Committee members.

Committees of the Board of Directors

Audit Committee

The Audit Committee reviews our financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Audit Committee Financial Expert

Our Board has determined that Ms. Shah is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to shareholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering the 2011 Long Term Incentive Plan, which we refer to as the “Plan.”

Nominating and Corporate Governance Committee

The responsibilities of the Nominating Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establish procedures for the nomination process including procedures, oversight of possible conflicts of interests involving the Board and its members, develop policies and procedures for related party transactions, develop corporate governance principles, and the oversight of the evaluations of the Board and management. The Nominating Committee has not established a policy with regard to the consideration of any candidates recommended by shareholders. If we receive any shareholder recommended nominations, the Nominating Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our board members as well as a particular nominee’s contribution to that mix. Although there are many other factors, the board seeks individuals with experience in the outsourcing industry and Asian markets, sales, legal and accounting skills and board experience.

Board Leadership Structure

                Our Board has determined that its current structure, with combined Chairman and Chief Executive Officer roles and an independent Lead Director (Mr. N. Scott Fine), is in the best interests of Forward and its shareholders at this time.   A number of factors support the leadership structure chosen by the Board, including, among others:

  The Chief Executive Officer is intimately involved in the day-to-day operations of Forward and is best positioned to elevate the most critical business issues for consideration by the Board.

  The Board believes that having the Chief Executive Officer serve in both capacities allows him to more effectively execute Forward’s strategic initiatives and business plans and confront its challenges.

  A combined Chairman and Chief Executive Officer structure provides us with decisive and effective leadership with clearer accountability to our shareholders.

  The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board and the independent leadership provided by our Lead Director

  The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management directors, along with the Boards strong committee system and substantial majority of independent directors being independent except for the Chief Executive Officer, allow it to maintain effective oversight of management.

Role of Board in Risk Oversight

Our risk management function is overseen by our Board. Our management keeps its Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Terence Wise, as our Chief Executive Officer and Chairman of the Board, and Michael Matte, our Chief Financial Officer, work closely together with the Board and our Lead Director, once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. Presently, the primary risks affecting us are our ability to grow our business and obtain more customers.

Business Conduct and Ethics

Our Board has adopted a Business Conduct and Ethics, or the Code of Ethics, that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to our Board. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior. A copy of our Code of Ethics may be accessed at http://forwardindustries.com/corporate-governance.html

Communication with our Board of Directors

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at Forward Industries, Inc., 477 Rosemary Avenue, Suite 219, West Palm Beach, Florida 33401, Attention: Corporate Secretary, or by facsimile (561) 465-0074.  Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Related Person Transactions

                Buying Agency and Supply Agreement

                On March 12, 2012, the Company entered into a Buying Agency and Supply Agreement (the “First Sourcing Agreement”) with Forward China.   On March 13, 2014, the Company entered into Amendment No. 1 to the First Sourcing Agreement with Forward China, dated as of March 11, 2014. The First Sourcing Agreement, as amended, provided that Forward China would act as the Company’s exclusive buying agent and supplier of products in the Asia Pacific region. The Company will purchase products at Forward China’s cost and pay Forward China a monthly fee for services it provides under the First Sourcing Agreement.

On September 9, 2015, the Company entered into a Buying Agency and Supply Agreement (the “Second Sourcing Agreement”) with Forward Industries on substantially the same terms as First Sourcing Agreement, which was due to expire on September 11, 2015.  The Second Sourcing Agreement provides that Forward China will act as the Company’s exclusive buying agent of carry and protective solutions in the APAC Region.  Forward China also arranges for sourcing, manufacture and exportation of such products.  The Company purchases products at cost and pays a service fee to the Forward China. The service fee is calculated at $100,000 monthly plus 4% of “Adjusted Gross Profit.” “Adjusted Gross Profit” is defined as the selling price less the cost from Forward China.  The Agreement terminates on September 8, 2018, subject to renewal.  Terence Wise, the Company’s Chairman, Chief Executive Officer and largest shareholder, is a principal of Forward China.  In addition, Jenny P. Yu, a Managing Director of Forward China, owns more than 5% of the Company’s common stock. The Company recognized approximately $1,522,000 and $1,406,000 of Forward China service fees during fiscal years 2015 and 2014, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms furnished to us, and written representations from reporting persons that no Forms 5 were required to report delinquent filings, we believe that all filing requirements applicable to our officers, directors and 10% beneficial owners were complied with during fiscal year 2015.

Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of our common stock beneficially owned as of the record date by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers, and (iv) all of our executive officers and directors of as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Forward Industries, Inc., 477 Rosemary Avenue, Suite 219, West Palm Beach, Florida 33401.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Directors and Named Executive Officers:
Common Stock	Terence Wise (2)	1,608,541	18.6%

Common Stock	Michael Matte (3)	65,000	*

Common Stock	Michael Luetkemeyer (4)	17,500	*

Common Stock	Robert Garrett, Jr. (5)	0	0%

Common Stock	N. Scott Fine (6)	35,000	*

Common Stock	Eric Freitag (7)	35,000	*

Common Stock	Sharon Hrynkow (8)	35,000	*

Common Stock	Howard Morgan (9)	60,000	*

Common Stock	Sangita Shah (10)	35,000	*

Common Stock	All directors and executive officers as a group (8 persons)	1,891,041	21.7%

5% Shareholders:
Common Stock	Terence Wise (2)	1,608,541	18.6%

Common Stock	Jenny Yu (11)	793,730	9.2%

———————

* Less than 1%.

(1)

Applicable percentages are based on 8,657,975 shares outstanding as of the record date, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock underlying options and warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, Forward believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. The table includes only vested options, and warrants or options and warrants that have or will vest and become exercisable within 60 days.

(2)	Wise. Mr. Wise is a director and executive officer. Address is Flat 2, 11 Cadogan Square, London SW1X OHT, United Kingdom.

(3)	Matte. Mr. Matte is an executive officer. Includes 15,000 vested stock options

(4)

Luetkemeyer.  Mr. Luetkemeyer is a former Chief Executive Officer and is deemed a named executive officer under the SEC’s disclosure rules.  Mr. Luetkemeyer is also a director who will not be standing for re-election in connection with this annual meeting.

(5)	Garrett. Mr. Garrett is a former Chief Executive Officer and is deemed a named executive officer under the SEC’s disclosure rules.

(6)	Fine. Mr. Fine is a director.

(7)	Freitag. Mr. Freitag is a director.

(8)	Hrynkow. Dr. Hrynkow is a director.

(9)	Morgan. Mr. Morgan is a director. Includes 25,000 vested stock options.

(10)	Shah. Ms. Shah is a director.

(11)	Yu. Address is 9255 Doheny Rd., Apartment 2905, West Hollywood, California, 90069

Director Compensation

Fiscal 2015 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)	Total ($)(j)

N. Scott Fine	57,000	32,200	89,200
Eric Freitag	54,500	32,200	86,700
Michael Luetkemeyer	16,250	-	16,250
Howard Morgan	66,000	32,200	98,200
Terence Bernard Wise	49,250	32,200	81,450
Sangita Shah	43,000	32,200	75,200
Sharon Hrynkow	16,250	23,800	40,050
John F. Chiste	14,500	17,400	31,900
Joseph E. Mullin III	9,666	17,400	27,066
Robert M. Neal	3,913	-	3,913
Frank LaGrange Johnson	21,000	-	21,000
Owen King	12,000	-	12,000
Tim Gordon	6,000	-	6,000

(1)

This represents the fair value of the award as of the grant date in accordance with FASB ASC Topic 718. These amounts represent awards that are paid in shares of common stock and do not reflect the actual amounts that may be realized by the directors.   Represents 35,000 shares of restricted common stock granted to the directors.

Executive Compensation

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us for fiscal 2015 and 2014 to all of the individuals serving as our Chief Executive Officer during fiscal 2015(principal executive officers) and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000, which we refer to as “Named Executive Officers.”

			Stock	Option	All Other
Fiscal Year	Salary	Bonus	Awards	Awards	Compensation	Total
	($)	($)	($)(5)	($)(5)	($)(6)	($)
Terence Wise – Chief Executive Officer (1)
2015	75,000	-	-	-	-	75,000
Michael Matte – Chief Financial Officer (2)
2015	62,307	-	32,000	19,000	4,270	117,577
Michael Luetkemeyer – Former Chief Executive Officer (3)
2015	147,692	20,000	-	-	11,472	179,164
Robert Garrett Jr. – Former Chief Executive Officer (4)
2015	87,500	-	-	-	5,627	93,127
2014	279,167	-	-	22,500	9,240	310,907

(1) Terry Wise was appointed the Company's Chief Executive Officer effective July 1, 2015.

(2) Michael Matte was appointed the Company's Chief Financial Officer effective June 22, 2015.

(3) Michael Luetkemeyer was appointed the Company's Interim Chief Executive Officer effective January 20, 2015. Mr. Luetkemeyer's employment with the Company was terminated effective June 30, 2015.  On October 26, 2015, Michael Luetkemeyer was granted 17,500 shares of restricted stock in connection with his service in fiscal 2015 as the Company’s Interim Chief Executive Officer.  All Other Compensation includes health benefit waiver allowance.

(4) Robert Garrett Jr.’s employment with the Company was terminated effective January 15, 2015.

(5) The amount shown under “Stock Awards” and “Options Awards” represents the aggregate grant date fair value of the awards in each year shown in the Table computed in accordance with Financial Accounting Standards Board Accounting Standards Codification  Topic 718.  See Notes to our Consolidated Financial Statements in the Form 10-K for the year ended September 30, 2015 for a description of the assumptions used in valuing awards of stock options and restricted stock grants.

Named Executive Officer Employment Agreements

Executive	Term	Base Salary	Equity Grants
Terence Wise	July 1, 2015 through July 1, 2017	$300,000 per year	None (1)

Michael Matte	June 25, 2015 through June 22, 2018	$225,000 per year (2)	50,000 stock options and 50,000 shares of restricted common stock (3)

———————

(1)           Mr. Wise agreed to forego and shall not be entitled to other benefit, bonus, directors' fees, stock grants or other compensation for his service, including as a member of the Board during the term of the Employment Agreement.

(2)           On November 1, 2015, Mr. Matte agreed to reduce his base salary to $150,000.

(3)           Of the options: (i) 15,000 options vested on June 22, 2015, (ii) 15,000 options shall vest on June 22, 2017 and (iii) the remainder shall vest on June 22, 2018.  Of the shares of common stock: (i) 15,000 shares vested on June 22, 2015, (ii) 15,000 shares shall vest on June 22, 2017 and (iii) the remainder shall vest on June 22, 2018.

Bonus

Mr. Matte will be eligible to receive a bonus based on the terms of the bonus plan and performance metrics that the Compensation Committee of the Board adopts, in its sole discretion, from year to year, which may range in an amount equal to or between 0 and 50% of Mr. Matte’s annual salary and may be awarded in a combination of cash, restricted stock, restricted stock units and/or other equity.  As of the record date, the Compensation Committee had not adopted the terms of a bonus plan or set any performance metrics.

Termination Provisions

In the event Mr. Wise’s employment is terminated for any reason, he shall only be entitled to the payment of his accrued base salary up to the date of his termination and payment of any unreimbursed expenses.

In the event Mr. Matte terminates his employment for Good Reason, or in the event Mr. Matte’s employment is terminated without Cause, Mr. Matte shall be entitled to receive any earned and unpaid salary accrued through the date of termination, one year’s base salary, compensation for any unused vacation days and any unpaid benefits accrued through the termination date.  Good Reason is generally defined as the material diminution of Mr. Matte’s duties, a decrease in salary, a relocation of Mr. Matte’s principal place of business more than 30 miles from West Palm Beach, Florida or any failure by the Company to perform any material obligation under the Employment Agreement.  Cause is generally defined as willful misconduct, material breach of the Employment Agreement, the Company’s Insider Trading Policy or other material policy and/or the commission of a felony or a crime of moral turpitude.

Upon the expiration of Mr. Matte’s Employment Agreement, Mr. Matte shall be entitled to receive any earned and unpaid salary accrued through the date of termination, compensation for any unused vacation days and any unpaid benefits accrued through the expiration date.

Outstanding Awards at Fiscal Year End

Listed below is information with respect to unexercised options, stock that has not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of September 30, 2015:

Outstanding Equity Awards As of September 30, 2015

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (f)	Number of Shares of Stock That Have Not Vested (#)(g)	Market Value Of Stock That Have Not Vested($)(h)

Terence Wise
	10,000	-	1.23	10/15/22	35,000 (1)	47,600

Michael Matte
	15,000	35,000 (2)	0.64	6/25/25	35,000 (2)	47,600

———————

(1) Vests on February 23, 2016.

(2) 15,000 vest on June 22, 2017 and the remainder vest on June 22, 2018.

Risk Assessment Regarding Compensation Policies and Practices as they Relate to Risk Management

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on us. Our compensation has the following risk-limiting characteristics:

  Our base pay programs consist of competitive salary rates that represent a reasonable portion of total compensation and provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;

  A portion of executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained performance over time. This reduces any incentive to take risks that might increase short-term compensation at the expense of longer term company results;

  Awards are not tied to formulas that could focus executives on specific short-term outcomes;

  Equity awards may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of other wrongdoing by the recipient; and

  Equity awards, generally, have multi-year vesting which aligns the long-term interests of our executives with those of our shareholders and, again, discourages the taking of short-term risk at the expense of long-term performance.

PROPOSAL 2.

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016

Our Board has appointed CohnReznick LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2016.  CohnReznick LLP has been Forward’s independent registered public accounting firm since 2010. Selection of Forward’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of Forward for ratification. However, Forward is submitting this matter to the shareholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Forward and its shareholders. If the appointment is not ratified, the Board will consider its options.

A representative of CohnReznick LLP is not expected to be present at the Annual Meeting.

The Board recommends a vote “For” this proposal.

The Audit Committee, which currently consists of Sangita Shah, Sharon Hrynkow, and Howard Morgan, reviews Forward’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee has met and held discussions with management and CohnReznick. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the financial statements with management and CohnReznick.  The Audit Committee reviewed with CohnReznick its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

Audit Committee Report

The Audit Committee has:

  reviewed and discussed the audited financial statements with management;

  met privately with the independent registered public accounting firm and discussed matters required by Statement on Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, which we refer to as the “PCAOB”;

  received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with its independent registered public accounting firm its independence from us; and

  in reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed with the SEC.

This report is submitted by the Audit Committee.

Sangita Shah

Sharon Hrynkow

Howard Morgan

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that Forward files with the SEC.

It is not the duty of the Audit Committee to determine that Forward ’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and Forward ’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of Forward  independent registered public accounting firm with respect to such financial statements.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis. In its review of non-audit services, the Audit Committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, and whether the reasons of efficiency or convenience is in our best interest to engage our independent registered public accounting firm to perform the services.

Principal Accountant Fees and Services

All of the services provided and fees charged by CohnReznick LLP were approved by our Audit Committee. The following table shows the fees paid to CohnReznick LLP, our principal accountant for the fiscal years ended September 30, 2015 and 2014.

	Fiscal 2015 ($)	Fiscal 2014 ($)

Audit Fees (1)	206,500	232,675
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	206,500	232,675

———————

(1)      Audit fees – these fees relate to the audit of our annual financial statements and the review of our interim quarterly financial statements.

OTHER MATTERS

Forward  has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Forward  will cancel your previously submitted proxy.

Annex A

FORWARD INDUSTRIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS – JANUARY 20, 2016 AT 10:00 AM

VOTING INSTRUCTIONS
If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
PHONE:	Call 1 (800) 690-6903
INTERNET:	https://www.proxyvote.com

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MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ¨

MARK HERE FOR ADDRESS CHANGE ¨ New Address (if applicable):

____________________________

____________________________

____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 201___

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)

The shareholder(s) hereby appoints Terence Wise and Michael Matte, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of FORWARD INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 10:00 a.m., New York time on January 20, 2016, at Forward’s headquarters, located at 77 Rosemary Avenue, Suite 219, West Palm Beach, Florida 33401, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” all of the nominees in Proposal 1 and “FOR” Proposal 2.  If any other business is presented at the meeting, this proxy will be voted by the above-named proxies at the direction of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Proposal:

1. To elect members to Forward’s Board of Directors.

N. Scott Fine	FOR ☐	WITHHELD ☐	Sangita Shah	FOR ☐	WITHHELD ☐

Sharon Hrynkow	FOR☐	WITHHELD ☐	Terence Wise	FOR ☐	WITHHELD ☐

Howard Morgan	FOR☐	WITHHELD ☐

2. To ratify the appointment of Forward’s independent registered public accounting firm for fiscal 2016.	FOR ☐ AGAINST ☐ ABSTAIN ☐

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